UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 25, 2011
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Subject to her written acceptance, on May 25, 2011, the Board of Directors (the “Board”) of Christopher & Banks Corporation (the “Company”) elected Lisa W. Pickrum to the Board as a new director, effective June 1, 2011.  Ms. Pickrum accepted on May 26, 2011.  Ms. Pickrum will become a member of the Company’s Audit Committee effective July 27, 2011.

Lisa W. Pickrum, 41, is the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries, a position she has held since 2004.  At RLJ, Ms. Pickrum also serves as the Chief Financial Officer of RLJ Acquisition Services, Inc., a special purpose acquisition company.  Ms. Pickrum serves as a member of the Board of Directors of DeVry, Inc., Rollover Systems, Inc. and The RLJ McLarty Landers Automotive Group.  Ms. Pickrum also serves on the Federal Communication Commission’s Diversity Committee.

For her service on the Board of Directors, Ms. Pickrum will receive, on a prorated basis, an annual cash retainer of $48,000.  In addition, for her service on the Audit Committee, she will receive, on a prorated basis, an annual cash retainer of $6,000.  In addition, on June 1, 2011, Ms. Pickrum will be granted an option to purchase 14,000 shares of the Company’s common stock with an exercise price equal to the closing price of the common stock on such date, as well as a restricted stock award under the Plan approximating in value on June 1, 2011 $11,667 (rounded down to the nearest full number of shares) with respect to shares of the Company’s common stock, which shares shall vest immediately but shall be restricted from sale for six months from the date of grant.  The options become exercisable in three equal installments on December 1, 2011, December 1, 2012 and December 1, 2013.  The options and shares of restricted stock were granted pursuant to the Second Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors.

Other than as described above, there are no arrangements or understandings between Ms. Pickrum and any other persons pursuant to which Ms. Pickrum was selected as a director.  Ms. Pickrum does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Ms. Pickrum had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 7.01  Regulation FD Disclosure.

A copy of the press release, dated May 26, 2011, announcing the election of Ms. Pickrum is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release, dated May 26, 2011, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Senior Vice President, Chief Financial Officer

Date: May 27, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 26, 2011, of Christopher & Banks Corporation.